News Release

General Steel Holdings, Inc. Acquires Controlling Interest in Two Subsidiaries of its Strategic Partner, Shaanxi Longmen Iron and Steel Group Co., Ltd.

BEIJING, China, September 26, 2007 / Xinhua-PRNewswire/ -- General Steel Holdings, Inc. (“General Steel”), (OTC Bulletin Board: GSHO), China’s first publicly traded steel company in the US, announced that through its joint venture, Shaanxi Longmen Iron and Steel Co., Ltd., (“Joint Venture”) it has acquired controlling interest in two subsidiaries of its strategic partner, Shaanxi Longmen Iron and Steel Group Co., Ltd. (“Shaanxi Longmen Group”). Both acquisitions are accretive to earnings.

The Joint Venture entered into an equity transfer agreement with Shaanxi Longmen Group to acquire its 74.92% ownership interest in its subsidiary, Longmen Iron and Steel Group Co., Ltd. Environmental Protection Industry Development Co., Ltd. (“EPID”). The Joint Venture paid RMB 18,080,930 (approximately US$ 2,380,000) in exchange for the ownership interest.

At the same time, the Joint Venture also entered into a second equity agreement with Shaanxi Longmen Group to acquire its 36% ownership interest in its subsidiary, Longmen Iron and Steel Group Co., Ltd. Hualong Fire Retardant Materials Co., Ltd. (“Hualong”). The Joint Venture paid RMB 3,287,980 (approximately US$ 430,000) in exchange for the ownership interest. The Joint Venture is the largest shareholder in the company.

About the New Subsidiaries

EPID recycles and utilizes industrial waste products generated during the production and processing of iron and steel to produce new construction materials, namely construction blocks and tiles. Last year the company produced 97,000 cubic meters of construction material and generated sales in excess of RMB 52,000,000 (approximately US$ 6,842,000).

Hualong produces various fire retardant materials used in the production and processing of iron and steel. Last year, it produced 30,000,000 tons of fire retardant materials and had sales of nearly RMB 53,000,000 (approximately US$ 6,974,000). At present, it sells exclusively to Shaanxi Longmen Iron and Steel Group Co., Ltd.

As conditions of both Equity Transfer Agreements, all third quarter operating results for both subsidiaries will be assumed by the Joint Venture starting July 1, 2007.

Henry Yu, CEO and Chairman of General Steel said, “Both of these subsidiaries will contribute positively to our earnings growth. We are happy to be enhancing the integration and efficiencies of our operation and at the same time expanding our relationship with our strategic partner, the Shaanxi Longmen Group, This is another affirming step on our way to becoming one of the largest non-government steel companies in China.”

About General Steel Holdings, Inc.

General Steel Holdings, Inc., headquartered in Beijing, operates a diverse portfolio of Chinese steel companies. With 3 million tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including reinforced bar (rebar), hot-rolled carbon and silicon sheet and spiral-weld pipe. The company has steel operations in Shaanxi province (central China), Inner Mongolia province (northwest China) and Tianjin municipality (northeast China). For more information, visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company’s Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact:
Ross Warner
General Steel Holdings, Inc.
Tel: (Beijing) 86-10-5879-7346
Email: ross@gshi-steel.com
Skype: ross.warner.generalsteel